UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 4, 2012

Jones Lang LaSalle Income Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

200 East Randolph Drive, Chicago, IL		60601
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (312) 782-5800
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 4, 2012, Jones Lang LaSalle Income Property Trust, Inc. (the “Company”) issued a press release announcing the acquisition of the remaining membership interest in CEP Investors XII LLC, which owns 111 Sutter Street ("111 Sutter Street"), a 286,000 square foot, multi-tenant office building in San Francisco, California. The Company had previously owned a majority, but non-controlling, interest in CEP Investors XII LLC from March 29, 2005 through December 4, 2012. The purchase price for the remaining membership interest was $22 million. The seller financed $12 million of the purchase price in the form of a note payable due September 30, 2013. The Company funded the balance of the acquisition using proceeds from its continuous public offering.

111 Sutter Street was previously accounted for as an investment in an unconsolidated real estate affiliate as all decisions required unanimous approval. Effective December 5, 2012, the Company will consolidate the operations of CEP Investors XII LLC as a result of the acquisition of the remaining membership interest, including the existing $54.1 million mortgage loan maturing in July 2015.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1
Press release issued by Jones Lang LaSalle Income Property Trust, Inc. on December 4, 2012 announcing the acquisition of the remaining interest in CEP Investors XII LLC, which owns 111 Sutter Street in San Francisco, California.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:	/s/ C. ALLAN SWARINGEN
Name: C. Allan Swaringen
Title: Chief Executive Officer and President
Date: December 4, 2012

EXHIBIT INDEX

Exhibit Number	Description
99.1
Press release issued by Jones Lang LaSalle Income Property Trust, Inc. on December 4, 2012 announcing the acquisition of the remaining interest in CEP Investors XII LLC, which owns 111 Sutter Street in San Francisco, California.